SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) or (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

LAZARD LTD

(Exact name of registrant as specified in its charter)

Bermuda	98-0437848
(Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

Clarendon House

2 Church Street

Hamilton HM 11, Bermuda

(441) 295-1422

(Address of Principal Executive Offices)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐

Securities Act registration statement file number to which this form relates: 333-121407

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Class A common stock, par value $0.01 per share	New York Stock Exchange

Securities to be registered pursuant to Section 12(g) of the Act: None

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.	Description of Registrant’s Securities to be Registered

A description of the Class A common stock, par value $.01 per share (the “Class A Common Stock”), of Lazard Ltd (the “Company”), is set forth under “Description of Capital Stock” in the Company’s Registration Statement on Form S-1 (File No.

333-121407), filed with the Securities and Exchange Commission on December 17, 2004, as amended (the “Registration Statement”), including any form of prospectus contained therein filed pursuant to Rule 424(b) under the Securities Act of 1933, as amended, which description is incorporated herein by reference.

Item 2.	Exhibits

99.1	Certificate of Incorporation and Memorandum of Association of the Company (incorporated by reference to Exhibit 3.1 to the Company’s Registration Statement on Form S-1 (File No. 333-121407), filed on March 21, 2005).

99.2	Certificate of Incorporation in Change of Name of the Company (incorporated by reference to Exhibit 3.2 to the Company’s Registration Statement on Form S-1 (File No. 333-121407), filed on March 21, 2005).

99.3	Form of Amended and Restated Bye-laws of the Company (incorporated by reference to Exhibit 3.3 to the Company’s Registration Statement on Form S-1 (File No. 333-121407), filed on April 11, 2005).

99.4	Form of Specimen Certificate for the Company’s Class A Common Stock (incorporated by reference to Exhibit 4.1 to the Company’s Registration Statement on Form S-1 (File No. 333-121407), filed on April 11, 2005).

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

LAZARD LTD

Dated: May 2, 2005	By:	/s/ Scott D. Hoffman

	Name:	Scott D. Hoffman, Esq.
	Title:	Director and Vice President

EXHIBIT INDEX

99.1	Certificate of Incorporation and Memorandum of Association of the Company (incorporated by reference to Exhibit 3.1 to the Company’s Registration Statement on Form S-1 (File No.
333-121407), filed on March 21, 2005).

99.2	Certificate of Incorporation in Change of Name of the Company (incorporated by reference to Exhibit 3.2 to the Company’s Registration Statement on Form S-1 (File No. 333-121407), filed on March 21, 2005).

99.3	Form of Amended and Restated Bye-laws of the Company (incorporated by reference to Exhibit 3.3 to the Company’s Registration Statement on Form S-1 (File No. 333-121407), filed on April 11, 2005).

99.4	Form of Specimen Certificate for the Company’s Class A Common Stock (incorporated by reference to Exhibit 4.1 to the Company’s Registration Statement on Form S-1 (File No. 333-121407), filed on April 11, 2005).